SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9337 Fraser Ave. Silver Spring, MD 20910 (204) 898-8160
(Address of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On March 1, 2012, Sunpeaks Ventures, Inc. (“we” or the “Company”) issued a 10% convertible note in with an original principal amount of $200,000 (the “Note”) to an investor. The Note provides for an interest rate of ten percent (10%) and matures on March 1, 2014. The Note is convertible into shares of our common stock, par value $0.001, based on a conversion price that is equal to a twenty percent (20%) discount to the average market price over a ten (10) day period immediately prior to the conversion date.

The issuance of the Note was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.01	OTHER ITEMS.

On March 2, 2012, we issued a press release entitled “Sunpeaks Ventures Secures Initial Funding of $200,000”. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release titled “Sunpeaks Ventures Secures Initial Funding of $200,000” dated March 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   March 6, 2012

SUNPEAKS VENTURES, INC.

By:  /s/ Mackie Barch

Mackie Barch

President and Chief Executive Officer